SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c)or Section 240.14a-12


                               Quantum Corporation
          ------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

               ---------------------------------------------------
          (Name of Person(s) Filing Proxy Statement, if other than the
                                   Registrant)

Payment of Filing Fee (Check the appropriate box):

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     2)   Aggregate number of securities to which transactions applies:

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          pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the
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


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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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

                                 [Quantum Logo]

                               QUANTUM CORPORATION

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 August 22, 2000

                                   ----------


TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quantum Corporation (the "Company" or "Quantum"), a Delaware corporation, will be held on Tuesday, August 22, 2000 at 11:00 a.m., local time, at Quantum Corporation's principal executive offices located at 500 McCarthy Boulevard, Building 2, Milpitas, California 95035, for the following purposes:

     1. To elect six directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 2001;

     3. To approve and ratify the adoption of the Annual Incentive Plan for the Company's Chief Executive Officer; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on July 6, 2000 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                    Sincerely,

                                    /s/ Richard L. Clemmer
                                    ---------------------------
                                    Richard L. Clemmer
                                    Executive Vice President, Finance and Chief
                                       Financial Officer

Milpitas, California
July 21, 2000

                               QUANTUM CORPORATION

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                 INFORMATION CONCERNING SOLICITATION AND VOTING


General

     The enclosed Proxy is solicited on behalf of Quantum Corporation (the "Company" or "Quantum") for use at the Annual Meeting of Stockholders to be held Tuesday, August 22, 2000 at 11:00 a.m., or at any adjournment thereof (the "Annual Meeting" or "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices located at 500 McCarthy Boulevard, Building 2, Milpitas, California 95035. The Company's telephone number is (408) 894-4000.

     These proxy solicitation materials were mailed on or about July 21, 2000 to all stockholders entitled to vote at the Meeting.

Record Date; Outstanding Shares

     Stockholders of record at the close of business on July 6, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, 147,340,799 shares of the Company's DLT and Storage Systems group Common Stock, $0.01 par value (the "DSS Common Stock"), and 81,241,515 shares of the Company's Hard Disk Drive group Common Stock, $0.01 par value (the "HDD Common Stock" and, collectively with the DSS Common Stock, the "Common Stock"), respectively, were issued and outstanding. The closing price of the DSS Common Stock on the Record Date, as reported by the New York Stock Exchange, was $9.4375 per share. The closing price of the HDD Common Stock on the Record Date, as reported by the New York Stock Exchange, was $10.0625 per share.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company or its transfer agent a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Voting and Solicitation

     Each share of DSS Common Stock has one vote and each share of HDD Common Stock has 1.086 votes, calculated as provided in the Company's Restated Certificate of Incorporation. Accordingly, a total of 235,569,084 votes may be cast at the Meeting. The DSS Common Stock and HDD Common Stock vote together as a single class on all matters covered by this proxy statement. For voting with respect to the election of directors, stockholders may cumulate their votes. See "ELECTION OF DIRECTORS--REQUIRED VOTE."

     The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, telefax, email or otherwise.

Stockholder Proposals

     Proposals of stockholders for the Company's 2001 Annual Meeting must be received by the Secretary of the Company no later than March 23, 2001 to be considered for inclusion in the proxy materials relating to that meeting. Alternatively, under the Company's Bylaws, a proposal that the stockholder does not seek to include in the Company's proxy materials must be received by the Secretary of the Company for the 2001 Annual Meeting not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The stockholder's submission must include the information specified in the Company's Bylaws.

     Proposals not meeting these requirements will not be entertained at the annual meeting. Stockholders should contact the Secretary of the Company in writing at 500 McCarthy Blvd., Milpitas, CA 95035 to make any submission or to obtain additional information as to the proper form and content of submissions.

     The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

Quorum; Abstentions; Broker Non-Votes

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock and issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST", "WITHHOLD ALL", "FOR ALL EXCEPT" or "ABSTAIN" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote (the "Votes Cast") at the Annual Meeting with respect to such matter. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, votes that are withheld from a candidate in the election of directors have no impact once a quorum exists.

     Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore be counted only for purposes of determining the presence or absence of a quorum and will not be considered Votes Cast. Accordingly, broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's Section 16 officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such executive officers, directors and greater than ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such reports received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during the fiscal year ended March 31, 2000, all Section 16(a) filing requirements applicable to its Section 16 officers, directors and greater than ten-percent stockholders were complied with.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Nominees

     A board of six (6) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's nominees named below. Each nominee has consented to be named as a nominee in the proxy statement and to serve as a director if elected. In the event that any management nominee becomes unable or declines to serve as a director, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated at the time of the Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees). In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

     The Board of Directors' key roles include, but are not limited to, selection and evaluation of the Chief Executive Officer and other members of senior management, advising the Chief Executive Officer and the management team on strategic goals and directions for the Company, approval of material acquisitions or strategic partnerships that support the Company's goals and providing general guidance and counsel to senior management. The criteria used by the Company in nominating directors include: a nominee's knowledge and familiarity with high technology companies, a nominee's prior board experience and a nominee's personal characteristics, including objectivity, integrity and independence of judgment. The Company believes its current board members meet each of these criteria.

     The names of the nominees, all of whom are currently directors of the Company, and certain information about them as of June 1, 2000, are set forth below.

                                                 Director
           Name of Nominee                 Age     Since            Principal Occupation Since
           ---------------                 ---   --------           --------------------------

Stephen M. Berkley....................     56      1987     President of SMB Associates, 1992

David A. Brown........................     55      1988     Retired management consultant to various high technology
                                                            companies, 1992

Michael A. Brown......................     41      1995     President and Chief Executive Officer of Quantum, 1995;
                                                            Chairman of the Board of Quantum, 1998

Robert J. Casale*+....................     61      1993     Retired Group President, Brokerage Information Services Group
                                                            of  Automatic Data Processing, Inc., 1988

Edward M. Esber, Jr.*+................     48      1988     Chairman of the Board of Solopoint, Inc., 1998

Gregory W. Slayton*+..................     40      2000     President, Chief Executive Officer and Director, ClickAction
                                                            Inc., 1997


----------
*    Member of Audit Committee.
+    Member of Compensation Committee.

     Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years. There is no family relationship between any directors or executive officers of the Company.

     Mr. Stephen M. Berkley joined the Company in October 1981 as Vice President, Marketing. In October 1983, he became the founding President and Chief Executive Officer of Plus Development Corporation, then a wholly-owned subsidiary of the Company ("Plus"), where he continued to serve as such until July 1988. From May 1987 to March 1992, he served as Chairman of the Board and Chief Executive Officer of Quantum. From April 1992 to July 1993, Mr. Berkley served as Chairman of the Board of both Quantum and Plus. From August 1995 to May 1998, Mr. Berkley served as Chairman of the Board of Quantum. Mr. Berkley served as Chairman of the Board and Chief Executive Officer of Coactive Computer Corporation, a computer networking company ("Coactive"), from February 1993 to June 1993 and from June 1993 to July 1994 he served solely as Chairman of the Board of Coactive. Mr. Berkley has been an investor in and has served as a consultant to various high technology firms since May 1992. Mr. Berkley also served as a member of the Board of Directors of Edify Corporation until it was merged with Security First Corporation in November 1999.

     Mr. David A. Brown, a founder of the Company, has been with the Company since its inception in February 1980. Initially, Mr. Brown served as Vice President of Engineering of the Company. In 1983, he co-founded Plus and became its Executive Vice President of Operations. He returned to Quantum in September 1986 to lead the engineering organization and direct Quantum's effort in the 3 1/2-inch disk drive market. From May 1987 to April 1990, Mr. Brown served as President of the Company and from April 1990 to February 1992, he served as its Vice Chairman of the Board of Directors and Chief Operating Officer. Mr. Brown has also been a management consultant and board member for various high technology companies since February 1992. Mr. Brown is also a member of the Board of Directors of HearMe, Inc.

     Mr. Michael A. Brown has been Chairman of the Board and Chief Executive Officer since 1998 and 1995, respectively. Mr. Brown was President of the Desktop Storage Division from 1993 to 1995 and Executive Vice President of Marketing from 1992 to 1993. Previously, Mr. Brown held senior positions in product and marketing management since joining Quantum's marketing organization in August 1984. Before joining Quantum, Mr. Brown served in the marketing organization at Hewlett-Packard and provided management consulting services at Braxton Associates. Mr. Brown is also a member of the board of Digital Impact, a publicly-held internet marketing company.

     Mr. Robert J. Casale served as Group President of the Brokerage Information Services Group of Automatic Data Processing, Inc., an information services company, from February 1988 to October 1997. Mr. Casale also served as a Director of Automatic Data Processing, Inc. From 1986 to February 1988, he was a Managing Director with Kidder Peabody and Company, Inc. He is a former member of the Board of Directors of Compression Laboratories and Tricord Systems and is a current member of the Board of Directors of The BISYS Group, Inc., Provident Life Insurance, Inc. and Wall Street Access.

     Mr. Edward M. Esber, Jr. has served as Chairman of the Board of Solopoint, Inc., a personal communications management products company ("Solopoint"), since March 1998. From October 1993 to March 1998, he served as a director of Solopoint and also served as President and Chief Executive Officer of Solopoint from October 1995 to March 1998. He served as Chairman, President and Chief Executive Officer of Creative Insights, Inc., a computer toys company, from March 1994 to June 1995. From May 1993 to May 1994, he was President and Chief Operating Officer of Creative Labs, Inc., a multimedia company. From February 1991 to the present, he has been President of the Esber Group, a consulting firm.

     Mr. Gregory W. Slayton has been President, Chief Executive Officer and a Director of ClickAction Inc., an e-marketing services company, since December 1997. From March 1996 to July 1997, Mr. Slayton was the President, Chief Operating Officer, and a Director of ParaGraph International, a VRML tools provider. In August 1994, Mr. Slayton co-founded Worlds, Inc. and served as Senior Vice President and Chief Financial Officer until November 1995. Prior to founding Worlds, Inc., Mr. Slayton served as Vice President and Chief Financial Officer of the Paramount Technology Group at Paramount Communications Inc. Mr. Slayton was also previously a management consultant with McKinsey & Company for four years. Mr. Slayton serves on the Board of Directors of ClickAction, Inc., inTest Corporation, NetCreations, Inc., each a public company, as well as Opportunity International, a non-profit organization.

Board Meetings and Committees

     The Board of Directors of the Company held a total of three (3) meetings during the fiscal year ended March 31, 2000. During the fiscal year ended March 31, 2000, no director attended fewer than 75% of the meetings of the Board of Directors and the meetings of committees, if any, upon which such director served.

     The Audit Committee of the Board of Directors currently consists of Mr. Esber, Chairman of the Committee, Mr. Slayton and Mr. Casale. The Audit
Committee, which generally meets prior to quarterly earnings releases, recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit Committee held a total of four (4) meetings during the fiscal year ended March 31, 2000.

     The Compensation Committee is currently composed of Mr. Casale, Chairman of the Committee, Mr. Esber and Mr. Slayton. The Compensation Committee, which generally meets in conjunction with Board meetings and as deemed necessary by the Board of Directors, reviews and approves the Company's executive compensation policy and makes recommendations concerning the Company's employee benefit policies. The Compensation Committee held a total of seven (7) meetings during the fiscal year ended March 31, 2000.

     The Board of Directors does not have a nominating committee or any committee performing such function.

Director Compensation

     During the year ended March 31, 2000, each director who was not an employee ("Outside Director") received an annual retainer of $34,000 per year. Certain directors were paid an additional $4,000 per year for chairing the Audit Committee of the Board and $10,000 per year for chairing the Compensation Committee of the Board. In addition, each Outside Director was paid $1,250 per day for any Board meeting attended. Outside Directors serving on Board committees receive $1,000 per committee meeting for meetings held on days when there was no regularly scheduled Board meeting. Outside Directors may also receive consulting fees for projects completed at the request of management. Employee directors are not compensated for their service on the Board of Directors or on committees of the Board.

     Options may be granted to Outside Directors under the Company's 1996 Board of Directors Stock Option Plan ("Director Plan"), which was approved by the Company's stockholders at the 1996 Annual Meeting of Stockholders. The Board, in its discretion, selects Outside Directors to whom options may be granted, the time or times at which such options may be granted, the number of shares subject to each grant and the period over which such options become exercisable. All options granted to Outside Directors under the Director Plan contain the following provisions: the exercise price per share of Common Stock is 100% of the fair market value of the Company's Common Stock on the date the option is granted; the term of the option may be no more than ten years from the date of grant; and the option may be exercised only while the Outside Director remains a director or within 90 days after the date he or she ceases to be a director of the Company; upon a proposed liquidation or dissolution of the Company, the options will terminate immediately prior to such action; and in the event of a merger or sale of substantially all of the Company's assets, each option may be assumed or an equivalent option substituted by the successor corporation. The Board may at any time amend, alter, suspend or discontinue the Director Plan, subject to stockholder approval in certain circumstances.

     During fiscal 2000, Mr. Berkley, Mr. David Brown, Mr. Casale and Mr. Esber each received an option to purchase 6,250 shares of HDD Common Stock at an exercise price of $5.85 per share and an option to purchase 12,500 shares of DSS Common Stock at an exercise price of $16.07 per share. Mr. Slayton received an option to purchase 15,000 shares of HDD Common Stock at an exercise price of $8.00 per share and an option to purchase 30,000 shares of DSS Common Stock at an exercise price of $8.69 per share.

Compensation Committee Interlocks and Insider Participation

     The members of the Company's Compensation Committee are Robert J. Casale, Chairman of the Committee, Edward M. Esber, Jr. and Gregory W. Slayton. None of the members of the Compensation Committee of the Board of

Directors is currently, nor has any been at any time since the formation of the Company, an officer or employee of the Company.

Required Vote

     Each stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled. Alternatively, a stockholder may distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than six candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless such candidate's name has been properly placed in nomination according to the Company's Bylaws and notice of the intention to cumulate votes is received at the principal executive offices of the Company at least twenty
(20), and no more than sixty (60), days prior to the Annual Meeting; provided, however, that in the event less than thirty (30) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The proxy holders may exercise discretionary authority to cumulate votes and to allocate such votes among management's nominees in the event that additional persons are nominated at the Annual Meeting for election of directors.

     If a quorum is present and voting, the six nominees for director receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. See "INFORMATION CONCERNING SOLICITATION AND VOTING--Quorum; Abstentions; Broker Non-Votes."

      MANAGEMENT RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.



                                  PROPOSAL TWO

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


     The Board of Directors of the Company has selected Ernst & Young LLP as the Company's independent auditors to audit the financial statements of the Company for the fiscal year ending March 31, 2001. The Board of Directors recommends that stockholders vote for ratification of such appointment. In the event of a negative vote or ratification, the Board of Directors will reconsider its selection. A representative of Ernst & Young LLP is expected to be available at the Annual Meeting with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

     MANAGEMENT RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

                                 PROPOSAL THREE

     APPROVAL AND RATIFICATION OF THE ADOPTION OF THE ANNUAL INCENTIVE PLAN
                   FOR THE COMPANY'S CHIEF EXECUTIVE OFFICER

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, for compensation in excess of $1,000,000 paid in any year to the Company's chief executive officer ("CEO") to be deductible by the Company, such compensation must qualify as "performance-based," as defined in Section 162(m). The Compensation Committee of the Board of Directors has adopted, subject to stockholder approval, a new Annual Incentive Plan (the "Plan") for the CEO, under which annual incentive compensation to be paid to the CEO would be performance-based for purposes of exemption from the limitations of Section 162
(m).

     The Plan is designed to reward the CEO to the extent the Company achieves certain performance levels ("Metrics") established by the Compensation Committee and to qualify the payments thereunder as performance-based compensation, so that the Company may continue to receive a federal income tax deduction for the payment of incentive bonuses to the CEO. The Metrics may include any of the following: revenue and revenue growth, business growth, market share, operating income, net income, earnings before interest and/or income tax, earnings per share, cash flow, return on capital, shareholder value, total shareholder return, market share, return on equity, before- or after-tax return on assets, customer satisfaction indices, economic value added; and such criteria as may relate to one or any combination of two or more of corporate, group, business unit, division, affiliate or individual performance.

     The Board has no discretion to increase payments in the Plan. The CEO may not receive annual incentive compensation in excess of $4,100,000.

     MANAGEMENT RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE ADOPTION OF THE ANNUAL INCENTIVE PLAN FOR THE COMPANY'S CHIEF EXECUTIVE OFFICER.

                             EXECUTIVE COMPENSATION

Summary Compensation

     The following table shows, as to any person serving as Chief Executive Officer during fiscal 2000 and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 (the "Named Executive Officers"), information concerning compensation paid for services to the Company in all capacities during the fiscal year ended March 31, 2000, as well as the total compensation paid to each such individual for the Company's previous two fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                  Annual Compensation                       Long-Term Compensation (1)
                                       ----------------------------------------  ---------------------------------------------------
                                                                   Other Annual    Restricted  Securities Underlying   All Other
            Name and                  Fiscal                       Compensation      Stock        Options/SARs(#)    Compensation
       Principal Position              Year   Salary($)  Bonus ($)    ($)(2)        Awards ($)    HDD (3)    DSS(3)      ($)(4)
       ------------------              ----   --------   --------  ------------    ----------  --------------------- ------------

Michael A. Brown ...................   2000    929,365   500,000          --       894,526(5)   160,000    320,000       5,830
   President, Chief Executive          1999    791,770   275,000          --             0      140,000    280,000       4,991
   Officer and Chairman of the         1998    721,828   248,765          --             0      100,000    200,000       3,636
   Board
Richard L. Clemmer .................   2000    543,193   288,750      75,625(6)    521,812(5)    88,001    176,000       5,951
   Executive Vice President,           1999    484,111   120,000     177,583(7)          0       42,001     84,000       5,005
   Finance, Chief Financial            1998    465,083   112,799          --             0       20,000     40,000       4,782
   Officer, and Secretary
W. Curt Francis (8) ................   2000    394,863   153,000      37,500(6)    347,869(5)    48,500     97,000       5,557
   Vice President, Corporate           1999    243,462    50,000          --             0       29,001     58,000       4,831
   Development
John B. Gannon (9) .................   2000    519,231   325,000      80,250(6)    496,965(5)   138,001    276,000       5,834
   President, Hard Disk Drive          1999    340,648    85,000     119,074(10) 1,002,000(11)   62,000    124,000       4,523
   Group
Jerald L. Maurer (12) ..............   2000    451,232   239,250      67,500(6)    433,552(5)    65,000    130,000       5,280
   Executive Vice President,           1999    120,962        --          --             0      112,500    225,000          --
   Human Resources, Real Estate
   and Corporate Services

----------
(1) The Company has not granted any stock appreciation rights and does not have any long-term incentive plans as that term is defined in regulations promulgated by the SEC.

(2) Other annual compensation in the form of perquisite and other personal benefits, securities or property has been omitted in those cases where the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

(3) The Company's common stock was traded in the over-the-counter market under the Nasdaq symbol QNTM for the period beginning December 10, 1982, the date of the Company's initial public offering, through August 3, 1999. Effective as of the close of business on August 3, 1999, following approval by the Company's shareholders of the tracking stock proposal on July 23, 1999, each authorized share of QNTM common stock was exchanged for one share of DSS Common Stock and one-half share of HDD Common Stock (the "Recapitalization"). On August 4, 1999, DSS Common Stock and HDD Common Stock began trading on the New York Stock Exchange under the symbols DSS and HDD, respectively. These numbers were calculated as if the Recapitalization occurred prior to the time these options were granted.

(4) Represents amounts contributed by the Company to the defined contribution plan approved under Internal Revenue Code Section 401(k) and maintained by the Company for each executive officer, except as expressly indicated otherwise.

(5) The aggregate value is based on $8 11/16 per share of DSS Common Stock and $8 per share of HDD Common Stock, the fair market value of the DSS Common Stock and HDD Common Stock, respectively, on the date of grant. The vesting for these grants is as follows: 50% of the shares vest on January 1, 2001 and 50% of the shares vest on January 1, 2002. Shares of restricted stock are entitled to receive dividends payable on Common Stock when, as and if declared by the Board of Directors of the Company. Cash dividends have not been paid on Common Stock. The number of shares of the restricted stock grants to the Named Executive Officers in fiscal 2000, and their aggregate value as of March 31, 2000, the Company's fiscal year end, are set forth in the following table. The aggregate value is based on $11 15/16 per share of DSS Common Stock and $11 1/4 per share of HDD Common Stock, the fair market value of the DSS Common Stock and HDD Common Stock, respectively, on March 31, 2000.

                                                                  HDD Common Stock                       DSS Common Stock
                                                           -----------------------------------------------------------------------
                                                           Number of       Value at Fiscal         Number of       Value at Fiscal
                                                             Shares            Year End              Shares            Year End
                                                           ---------       ---------------         ---------       ---------------
     Michael A. Brown .........................              35,294            $396,705              70,588            $841,938
     Richard L. Clemmer .......................              20,588             231,409              41,177             491,139
     W. Curt Francis ..........................              13,725             154,269              27,451             327,422
     John B. Gannon ...........................              19,608             220,394              39,216             467,749
     Jerald L. Maurer .........................              17,059             191,743              34,117             406,931

(6)  Represents loan forgiveness.

(7)  Represents   reimbursement  of  expenses   associated  with  relocation  to
     Milpitas, California of $43,833 and loan forgiveness of $133,750.

(8)  Mr. Francis joined the Company on May 22, 1998.

(9)  Mr. Gannon joined the Company on May 15, 1998.

(10) Represents   reimbursement  of  expenses   associated  with  relocation  to
     Milpitas, California.

(11) Mr. Gannon's restricted stock grant in fiscal 1999, calculated as if the Recapitalization occurred prior to such time, consisted of 50,000 shares of DSS Common Stock and 25,000 shares of HDD Common Stock, that each vest as follows: 55% of the shares vested on May 1, 1999, 20% of the shares vested on May 1, 2000 and 25% of the shares vest on May 1, 2001. The aggregate value is based on $17.98 per share of DSS Common Stock and $6.55 per share of HDD Common Stock, the fair market value of the DSS Common Stock and HDD Common Stock, respectively, on the date of grant. Shares of restricted stock are entitled to receive dividends payable on Common Stock when, as and if declared by the Board of Directors of the Company. Cash dividends have not been paid on Common Stock. The aggregate value of Mr. Gannon's restricted stock grant in fiscal 1999 as of March 31, 2000, the Company's fiscal year end, is $877,375, based on $11 15/16 per share of DSS Common Stock and $11 1/4 per share of HDD Common Stock, the fair market value of the DSS Common Stock and HDD Common Stock, respectively, as of March 31, 2000.

(12) Mr. Maurer joined the Company on November 2, 1998.

Stock Option Grants and Exercises

     The following tables show, as to each Named Executive Officer, information concerning stock options granted during the fiscal year ended March 31, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                HDD COMMON STOCK

                                                              Individual Grants
                                              --------------------------------------------------           Potential Realizable
                                               Number of      Percent of                                     Value at Assumed
                                               Securities      Total HDD                                   Annual Rates of Stock
                                              Underlying       Options                                     Price Appreciation
                                                Options       Granted to    Exercise                       for Option Terms(2)
                                                Granted      Employees in    Price    Expiration        ------------------------
                         Name                    (#)(1)      Fiscal Year   ($/share)     Date            5% ($)          10% ($)
                         ----                 ----------     ------------  ---------  ----------        -------          -------
     Michael A. Brown .................          60,000(3)       0.87%       5.85       6/04/09         220,895         559,791
                                                100,000(4)       1.45%       8.00       1/11/10         503,115       1,274,994

     Richard L. Clemmer ...............          38,001(5)       0.55%       5.85       6/04/09         139,904         354,544
                                                 50,000(4)       0.73%       8.00       1/11/10         251,558         637,497

     W. Curt Francis ..................          18,500(3)       0.27%       5.85       6/04/09          68,109         172,602
                                                 30,000(4)       0.44%       8.00       1/11/10         150,935         382,498

     John B. Gannon ...................          63,001(6)       0.92%       5.85       6/04/09         231,943         587,790
                                                 75,000(4)       1.09%       8.00       1/11/10         377,337         956,245

     Jerald L. Maurer .................          15,000(3)       0.22%       5.85       6/04/09          55,224         139,948
                                                 50,000(4)       0.73%       8.00       1/11/10         251,558         637,497


(1) The exercise price of each option is determined by the Compensation Committee of the Board of Directors and in fiscal 2000 was not less than 100% of the fair market value of the HDD Common Stock on the date of grant. The options expire not more than ten years from the date of grant, and may be exercised only while the optionee provides services to the Company or within such period of time following termination of services as is determined by the Compensation Committee. These amounts reflect the Recapitalization as if it had occurred at the beginning of the fiscal year.

(2) Potential realizable value is based on an assumption that the stock price of the HDD Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the regulations promulgated by the
     SEC based on an arbitrarily assumed annualized compound rate of appreciation of the market price of 5% and 10%, less the exercise price, from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of the HDD Common Stock.

(3) These options vest monthly over the four year period beginning April 1, 1999.

(4) These options vest monthly over the two year period beginning January 1, 2000.

(5) 25,501 of these options vest monthly over the four year period beginning April 1, 1999. Of the remaining options, 6,250 vest on April 1, 2004 and 6,250 vest on April 1, 2005, subject to acceleration if performance-based objectives are met.

(6) 25,501 of these options vest monthly over the four year period beginning April 1, 1999. Of the remaining options, 18,750 vest on April 1, 2004 and 18,750 vest on April 1, 2005, subject to acceleration if performance-based objectives are met.

                                DSS COMMON STOCK

                                                            Individual Grants
                                               ---------------------------------------------------         Potential Realizable
                                                Number of       Percent of                                   Value at Assumed
                                               Securities        Total DSS                                Annual Rates of Stock
                                               Underlying         Options                                   Price Appreciation
                                                 Options        Granted to    Exercise                      for Option Terms(2)
                                                 Granted       Employees in   Price     Expiration      -------------------------
                      Name                       (#)(1)         Fiscal Year  ($/share)     Date          5% ($)          10% ($)
                      ----                       ------         -----------  ---------  ----------      -------          --------
     Michael A. Brown ................         120,000(3)          1.15%       16.07      6/04/09       1,212,985       3,073,942
                                               200,000(4)          1.92%        8.69      1/11/10       1,092,704       2,769,128

     Richard L. Clemmer ..............          76,000(5)          0.73%       16.07      6/04/09         768,224       1,946,830
                                               100,000(4)          0.96%        8.69      1/11/10         546,352       1,384,564

     W. Curt Francis .................          37,000(3)          0.36%       16.07      6/04/09         374,004         947,799
                                                60,000(4)          0.58%        8.69      1/11/10         327,811         830,738

     John B. Gannon ..................         126,000(6)          1.21%       16.07      6/04/09       1,273,634       3,227,638
                                               150,000(4)          1.44%        8.69      1/11/10         819,528       2,076,846

     Jerald L. Maurer ................          30,000(3)          0.29%       16.07      6/04/09         303,246         768,485
                                               100,000(4)          0.96%        8.69      1/11/10         546,352       1,384,564



----------
(1) The exercise price of each option is determined by the Compensation Committee of the Board of Directors and in fiscal 2000 was not less than 100% of the fair market value of the DSS Common Stock on the date of grant. The options expire not more than ten years from the date of grant, and may be exercised only while the optionee provides services to the Company or within such period of time following termination of services as is determined by the Compensation Committee. These amounts reflect the Recapitalization as if it had occurred at the beginning of the fiscal year.

(2) Potential realizable value is based on an assumption that the stock price of the DSS Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the regulations promulgated by the
     SEC based on an arbitrarily assumed annualized compound rate of appreciation of the market price of 5% and 10%, less the exercise price, from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of the DSS Common Stock.

(3) These options vest monthly over the four year period beginning April 1, 1999.

(4) These options vest monthly over the two year period beginning January 1, 2000.

(5) 51,000 of these options vest monthly over the four year period beginning April 1, 1999. Of the remaining options, 12,500 vest on April 1, 2004 and 12,500 vest on April 1, 2005, subject to acceleration if performance-based objectives are met.

(6) 51,000 of these options vest monthly over the four year period beginning April 1, 1999. Of the remaining options, 37,500 vest on April 1, 2004 and 37,500 vest on April 1, 2005, subject to acceleration if performance-based objectives are met.

     The following table provides information regarding options exercised by Named Executive Officers during the fiscal year ended March 31, 2000 and options held by them at fiscal year end.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                          Number of
                                                         Securities Underlying Unexercised Options Held      Value of Unexercised
                                                                      at Fiscal Year-End (#)                     In-the-Money
                                                         ----------------------------------------------     Options Held at Fiscal
                            Shares Acquired                     Exercisable           Unexercisable             Year-End ($)(2)
                             Exercise (#)       Value    ----------------------      -----------------    --------------------------
       Name                  HDD      DSS       ($)(1)         HDD        DSS        HDD         DSS      Exercisable  Unexercisable
       ----                  ---      ---       ------         ---        ---        ---         ---      -----------  -------------
     Michael A. Brown ...  160,005   138,009   2,654,575    453,420   1,088,840     250,001     500,003    5,694,171    1,693,388

     Richard L. Clemmer .       --        --          --    144,504     289,011     127,973     255,939    2,113,565    1,122,807

     W. Curt Francis ....       --        --          --     18,594      37,185      58,907     117,815      103,281      426,659

     John B. Gannon .....       --        --          --     14,842      29,686     185,159     370,314      106,241    1,260,224

     Jerald L. Maurer ...       --        --          --     42,759      85,520      34,741     269,480      231,265      887,892

----------
(1) Total value realized is calculated based on fair market value of the HDD Common Stock or DSS Common Stock, as the case may be, at the close of business on the date of exercise, less the exercise price.

(2) Total value of unexercised options based on $11 15/16 per share of DSS Common Stock and $11 1/4 per share of HDD Common Stock, the fair market value of the DSS Common Stock and HDD Common Stock, respectively, as of March 31, 2000.

Employment Terms, Termination of Employment and Change-In-Control Arrangements

     The Company has entered into agreements (the "Agreements") with its certain officers, including the Named Executive Officers, whereby in the event there is a "change of control" of the Company, which is defined in the Agreements to include, among other things, a merger or sale of assets of the Company or a reconstitution of the Company's Board of Directors, the exercisability and vesting of all stock-based compensation awards granted to the officers shall be accelerated. Under the Agreements, upon a change of control, 50% of the unvested shares or options to purchase shares held by an officer become exercisable and the remaining 50% of such unvested shares or options to purchase shares become vested and exercisable upon the earlier of the date of the first anniversary of the change of control or upon such officer's "Involuntary Termination" after the change of control. Under the Agreements, "Involuntary Termination" is defined to include, among other things, any termination without "cause" by the Company of the employee without such employee's express written consent or a significant reduction of or addition to the employee's duties. Additionally, such officers receive twelve (12) months severance pay and continued health and medical benefits during the severance period. The purpose of the Agreements is to assure that the Company will have the continued dedication of its officers by providing such individuals with certain compensation arrangements, competitive with those of other corporations, to provide sufficient incentive to the individuals to remain with the Company, to enhance their financial security, as well as protect them against unwarranted termination in the event of a change of control.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Introduction

     The Compensation Committee of the Board of Directors (the "Committee") for fiscal 2000 was made up of Outside Directors of the Company. The Committee generally determines base salary levels and determines targets under the All-Inclusive Bonus Plan ("AIB Plan") for executive officers of the Company at the start of the fiscal year. Each year the Committee evaluates the Company's compensation practices and equity programs based on comparisons with other companies in the industry, and compares the Company's performance to a group of peer companies in making determinations with respect to compensation plans.

Compensation Philosophy

     The Company's executive compensation policies are designed to attract and retain experienced and qualified executive officers critical to the success of the Company, and to provide incentive for such individuals to maximize the Company's corporate performance and accomplishment of strategic objectives. The target level of an executive officer's total compensation package is intended to be competitive at the 50th percentile in average performance years, above average when the Company's performance is above average, below average when the Company's performance is below average, compared to executives in the Company's industry, taking into account corporate performance and individual contribution. With respect to Section 162(m) of the Code (which limits deductibility of executive compensation exceeding $1 million per individual per year unless certain conditions are met), the Company has in the past qualified its Chief Executive Officer's Annual Incentive Plan and the 1993 Long-Term Incentive Plan for an exemption from Section 162(m). In addition, stockholder approval of the Chief Executive Officer's Annual Incentive Plan is being sought at this meeting in order to meet an exemption from Section 162(m). The Company will continue to evaluate its other compensation programs in light of Section 162(m), although it has no current plans to qualify any of its other compensation programs for exemptions.

Compensation Plans

     The principal components of executive compensation are described below:

     Base Compensation. Base salaries for executive officers are set by the Committee, in consultation with the Chief Executive Officer, after considering factors such as position and responsibility, the competitive environment, corporate performance and overall experience and contribution levels of the individuals. The Company obtains competitive salary information from independent survey sources of peer companies, which includes both direct competitors of the Company and other companies in competition for similar executive talent. These survey data are analyzed by independent consultants and the Company to provide necessary information to the Committee.

     All-Inclusive Bonus Plan. The AIB Plan provides for cash bonuses to be paid to all employees of the Company subject to the Company meeting certain performance targets set by the Committee at the beginning of the fiscal year. The purposes of the AIB Plan are to (i) tie compensation to achievement of performance measures that provide an optimum return on total capital in the current fiscal year, (ii) achieve business-specific operational objectives that drive shareholder value and (iii) ensure that payments are targeted to provide a competitive level of compensation, taking into account the Company's performance against its peers in the high technology industry. In fiscal 2000, performance was largely at or above the AIB Plan threshold level. The Committee approved pool available for executive officer bonuses was at the target level determined by the AIB Plan.

     Long-Term Incentive Compensation. A key component of the total compensation package for the Company's executive officers is in the form of stock option awards. The Company's 1993 Long-Term Incentive Plan provides for long-term incentive compensation for employees of the Company, including executive officers. An important objective of the 1993 Long-Term Incentive Plan is to align the interest of executive officers with those of stockholders by providing significant equity interest in the Company, thereby providing incentive for such executive officers to maximize stockholder value. Option awards directly tie executive compensation to the performance of the Company's stock. The Committee is responsible for determining, subject to the terms of such plan, the individuals to whom grants should be made, the timing of grants, the exercise or purchase price per share and the number of shares subject to each grant. Grants are determined based on the individual's position in the Company, level of performance and comparative market data. The option program also utilizes vesting periods to encourage retention of executive officers and reward long-term commitment to the Company.

Company Performance and Chief Executive Officer Compensation

     The process of determining the compensation for the Company's Chief Executive Officer and the factors taken into consideration in such determination are generally the same as the process and factors used in determining the compensation of all of the Company's executive officers. During 2000, the Company increased the Chief Executive Officer's base salary based on an analysis of salaries paid by peer companies and the Chief Executive Officer's individual performance. In fiscal year 2000, incentive payment was made from the Chief Executive Officer's Annual Incentive Plan based upon the Company meeting its return on total capital threshold. The Committee also approved a discretionary bonus for fiscal 2000 to reflect the Chief Executive Officer's performance in achieving his individual objectives to better position the Company for future growth and profitability.


                                           MEMBERS OF THE COMPENSATION COMMITTEE
                                           Robert J. Casale
                                           Edward M. Esber, Jr.
                                           Gregory W. Slayton

     THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders of the HDD Common Stock and DSS Common Stock at March 31, 2000 since August 4, 1999, the date the stocks first began trading, to the cumulative total return over such period of (i) the NASDAQ Stock Market (U.S.) Index, and (ii) the Chase H & Q Computer Hardware Index. The graph assumes the investment of $100 on August 4, 1999 in DSS Common Stock, HDD Common Stock and each of such indices and reflects the change in the market price of the Company's Common Stock relative to the noted indices at October 31, 1999, and December 31, 1999. The performance shown is not necessarily indicative of future price performance.

                             CUMULATIVE TOTAL RETURN



 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL]

                                                     8/4/99       9/99        12/99        3/00
                                                     ------      ------      ------       ------
QUANTUM CORP. - HARD DISK DRIVE GROUP                100.00      110.19      102.79       166.67
QUANTUM CORP. - DLT & STORAGE SYSTEMS GROUP          100.00       73.53       79.08        62.42
NASDAQ STOCK MARKET (U.S.)                           100.00      108.28      159.95       179.62
CHASE H & Q COMPUTER HARDWARE                        100.00      109.97      160.37       182.59

     THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of July 6, 2000 certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of DSS Common Stock or HDD Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers and (iv) all current directors and executive officers as a group.

                                                                Number of DSS      Approximate        Number of HDD     Approximate
                                                                    Shares        Percentage of           Shares       Percentage of
                                                                 Beneficially   DSS Shares Owned       Beneficially     HDD Shares
                      Name                                         Owned (1)           (2)              Owned (1)       Owned (2)
                      ----                                      -------------   ----------------      -------------    -------------
Lazard Freres & Co. LLC ..............................                   --                --            4,293,194(3)          5.3
   30 Rockefeller Plaza
   New York, NY 10020

Mellon Financial Corp. ...............................                   --                --            8,915,145(3)         11.0
   One Mellon Bank Center
   500 Grant Street
   Pittsburgh PA, 15258

Sanford C. Bernstein & Co., Inc. .....................           22,877,409(3)           15.5           11,489,411(3)         14.1
   767 Fifth Avenue
   New York, NY 10153

Wellington Management Co. LLP ........................                   --                --           10,929,689(3)         13.5
   75 State Street
   Boston, MA 02109

Capital Research .....................................            9,286,110(3)            6.3                   --              --
   333 South Hope Street
   Los Angeles, CA 90071

FMR Corp. ............................................            8,538,433(3)            5.8                   --              --
   82 Devonshire Street
   Boston, MA 02109-3014

Michael Brown ........................................            1,218,007(4)              *              518,004(4)            *
Stephen M. Berkley ...................................              274,791(4)              *              137,395(4)            *
Richard L. Clemmer ...................................              437,497(5)              *              218,748(5)            *
Robert J. Casale .....................................              105,000(4)              *               52,500(4)            *
David A. Brown .......................................               93,958(4)              *               46,979(4)            *
John B. Gannon .......................................              114,061(6)              *               57,030(6)            *
Edward M. Esber, Jr ..................................                8,958(4)              *                4,479(4)            *
Jerald L. Maurer .....................................              137,708(4)              *               68,853(4)            *
Gregory W. Slayton ...................................                1,000                 *                  500               *
W. Curt Francis ......................................               65,840(7)              *               32,921(7)            *
All directors and executive officers as a group
(11 persons).........................                             2,456,820(8)            1.6            1,137,409(8)          1.4

----------
* Less than 1%.

(1) Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to the Company's knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of DSS Common Stock and HDD Common Stock shown as beneficially owned by such stockholder.

(2) Applicable percentage ownership is based on 147,340,799 shares of DSS Common Stock and 81,241,515 shares of HDD Common Stock outstanding as of July 6, 2000. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days after July 6, 2000, are considered beneficially owned by the holder, but such shares are not deemed outstanding for computing the percentage ownership of any other person.

(3) Based on the most recent public information available to the Company as of July 6, 2000.

(4) Represents DSS and HDD stock options which were exercisable at July 6, 2000 or within sixty (60) days thereafter.

(5) Represents 62,236 shares of DSS Common Stock, 31,118 shares of HDD Common Stock, 375,261 shares subject to DSS stock options and 187,630 shares subject to HDD stock options, each of which options were exercisable at July 6, 2000 or within sixty (60) days thereafter.

(6) Represents 37,500 shares of DSS Common Stock, 18,750 shares of HDD Common Stock, 76,561 shares subject to DSS stock options and 38,280 shares subject to HDD stock options, each of which options were exercisable at July 6, 2000 or within sixty (60) days thereafter.

(7) Represents 1,780 shares of DSS Common Stock, 890 shares of HDD Common Stock, 64,060 shares subject to DSS stock options and 32,031 shares subject to HDD stock options, each of which options were exercisable at July 6, 2000 or within sixty (60) days thereafter.

(8) Represents 102,516 shares of DSS Common Stock, 51,258 shares of HDD Common Stock, 2,354,304 shares subject to DSS stock options and 1,086,151 shares subject to HDD stock options, each of which options were exercisable at July 6, 2000 or within sixty (60) days thereafter.

                              CERTAIN TRANSACTIONS

     The Company issued a forgivable loan to Richard L. Clemmer on April 28, 1998, in the amount of $250,000 at an annual interest rate of 7% and $67,500 of such loan was outstanding on July 6, 2000. The Company issued a forgivable loan to W. Curt Francis on May 21, 1998, in the amount of $150,000 at an annual interest rate of 7% and $75,000 of such loan was outstanding on July 6, 2000. The Company issued a forgivable loan to John B. Gannon on May 15, 1998, in the amount of $300,000 at an annual interest rate of 7% and $150,000 of such loan was outstanding on July 6, 2000. The Company issued a forgivable loan to Jerald
L. Maurer on December 2, 1998, in the amount of $250,000 at an annual interest rate of 8% and $182,500 of such loan was outstanding on July 6, 2000.

     The Company has entered into indemnification agreements with its executive officers, directors and certain significant employees containing provisions that are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. These agreements provide, among other things, for indemnification of the executive officers, directors and certain significant employees in proceedings brought by third parties and in stockholder derivative suits. Each agreement also provides for advancement of expenses to the indemnified party.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted at the Meeting. Any proposal that a stockholder intends to submit for the Meeting must be received by the Secretary of the Company not later than the close of business on the tenth day following the mailing date of this Notice. Any such submission must include the information specified in the Company's Bylaws. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                                          THE BOARD OF DIRECTORS


Dated: July 21, 2000

[Quantum Logo]
[Stock Class]
QUANTUM CORPORATION
C/O PROXY SERVICES
P.O. BOX 9141
FARMINGDALE, NY 11735


VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY MAIL -
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Quantum Corporation c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

--------------------------------------------------------------------------------
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
--------------------------------------------------------------------------------
QUANTUM CORPORATION

     THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3

     Vote On Directors

     1. Proposal to elect Stephen M. Berkley, David A. Brown, Michael A. Brown, Robert J. Casale, Edward M. Esber, Jr. and Gregory W. Slayton to the Board of Directors.

                    For            Withhold            For All
                    All              All                Except

                    [_]              [_]                 [_]

     To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

     ---------------------------------------------------------------------------

     Vote on Proposals

     2. Proposal to ratify the appointment of Ernst & Young LLP as Independent auditors for the fiscal year ending March 31, 2001.

                    For            Against             Abstain

                    [_]              [_]                 [_]

     3. Proposal to approve and ratify the adoption of the Annual Incentive Plan for the Chief Executive Officer.

                    [_]              [_]                 [_]


     4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

                    [_]              [_]                 [_]


     The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.


     -----------------------------------------
     Signature [PLEASE SIGN WITHIN BOX]   DATE


     -----------------------------------------
     Signature (Joint Owners)             DATE

--------------------------------------------------------------------------------

                               QUANTUM CORPORATION

                Annual Meeting of Stockholders - August 22, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Quantum Corporation, a Delaware Corporation, hereby acknowledge(s) receipt of the Proxy Statement dated July 21, 2000, and hereby appoint(s) Michael A. Brown and Richard L. Clemmer, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Quantum Corporation, to be held August 22, 2000 at 11:00 a.m., Pacific Standard Time, at Quantum Corporation, 500 McCarthy Boulevard, Building 2, Milpitas, California 95035, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side:

          PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                            IN THE ENCLOSED ENVELOPE.

          (Continued, and to be signed and dated, on the reverse side.)